Exhibit 20.15

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - August 2005

Capital One Master Trust (COMT)

Series		COMT 1998-1
Size		$591	MM
Expected Maturity (Class A)		04/15/2008

Gross Monthly Payment Rate		18.36%
Delinquency Rate:	30 to 59 days	1.33%
	60 to 89 days	0.88%
	90 + days	1.83%

Excess Spread Analysis

	Series	COMT 1998-1
	Portfolio Yield	20.22%
	Weighted Average Coupon	6.20%
	Servicing Fee Percentage	1.50%
	Net Loss Rate	3.41%

Excess Spread Percentage:	August-05	9.11%
	Jul-05	8.21%
	Jun-05	7.49%
	3-Month Average Excess Spread	8.27%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - August 2005

Capital One Master Trust (COMT)

Series		COMT 1999-3
Size		$500	MM
Expected Maturity (Class A)		07/17/2006

Gross Monthly Payment Rate		18.36%
Delinquency Rate:	30 to 59 days	1.33%
	60 to 89 days	0.88%
	90 + days	1.83%

Excess Spread Analysis

	Series	COMT 1999-3
	Portfolio Yield	20.22%
	Weighted Average Coupon	4.10%
	Servicing Fee Percentage	1.50%
	Net Loss Rate	3.41%

Excess Spread Percentage:	August-05	11.21%
	Jul-05	10.46%
	Jun-05	9.79%
	3-Month Average Excess Spread	10.49%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - August 2005

Capital One Master Trust (COMT)

Series		COMT 2000-3		COMT 2000-4
Size		$1000	MM	$1200	MM
Expected Maturity (Class A)		08/15/2007		10/17/2005

Gross Monthly Payment Rate		18.36%		18.36%
Delinquency Rate:	30 to 59 days	1.33%		1.33%
	60 to 89 days	0.88%		0.88%
	90 + days	1.83%		1.83%

Excess Spread Analysis

	Series	COMT 2000-3	COMT 2000-4
	Portfolio Yield	20.22%	20.24%
	Weighted Average Coupon	4.11%	6.30%
	Servicing Fee Percentage	2.00%	2.00%
	Net Loss Rate	3.41%	3.41%

Excess Spread Percentage:	August-05	10.69%	8.53%
	Jul-05	9.95%	7.63%
	Jun-05	9.27%	6.95%
	3-Month Average Excess Spread	9.97%	7.70%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - August 2005

Capital One Master Trust (COMT)

Series		COMT 2001-1		COMT 2001-2		COMT 2001-3		COMT 2001-5
Size		$1200	MM	$1200	MM	$750	MM	$1000	MM
Expected Maturity (Class A)		02/15/2008		03/15/2006		05/15/2006		08/15/2006

Gross Monthly Payment Rate		18.36%		18.36%		18.36%		18.36%
Delinquency Rate:	30 to 59 days	1.33%		1.33%		1.33%		1.33%
	60 to 89 days	0.88%		0.88%		0.88%		0.88%
	90 + days	1.83%		1.83%		1.83%		1.83%

Excess Spread Analysis

	Series	COMT 2001-1	COMT 2001-2	COMT 2001-3	COMT 2001-5
	Portfolio Yield	20.22%	20.22%	20.22%	20.22%
	Weighted Average Coupon	3.82%	5.36%	5.30%	5.17%
	Servicing Fee Percentage	2.00%	2.00%	2.00%	2.00%
	Net Loss Rate	3.41%	3.41%	3.41%	3.41%

Excess Spread Percentage:	August-05	10.98%	9.45%	9.50%	9.63%
	Jul-05	10.26%	8.57%	8.62%	8.75%
Jun-05		9.63%	7.90%	7.94%	8.06%
	3-Month Average Excess Spread	10.29%	8.64%	8.69%	8.82%

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - August 2005

Capital One Master Trust (COMT)

Series		COMT 2001-6		COMT 2001-8
Size		$1300	MM	$1000	MM
Expected Maturity (Class A)		08/15/2008		10/16/2006

Gross Monthly Payment Rate		18.36%		18.36%
Delinquency Rate:	30 to 59 days	1.33%		1.33%
	60 to 89 days	0.88%		0.88%
	90 + days	1.83%		1.83%

Excess Spread Analysis

	Series	COMT 2001-6	COMT 2001-8
	Portfolio Yield	20.22%	20.22%
	Weighted Average Coupon	3.97%	4.60%
	Servicing Fee Percentage	2.00%	2.00%
	Net Loss Rate	3.41%	3.41%

Excess Spread Percentage:	August-05	10.84%	10.20%
	Jul-05	10.10%	9.32%
	Jun-05	9.43%	8.64%
	3-Month Average Excess Spread	10.12%	9.39%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - August 2005

Capital One Master Trust (COMT)

Series		COMT 2002-1		COMT 2002-2		COMT 2002-4
Size		$1000	MM	$620	MM	$750	MM
Expected Maturity (Class A)		01/15/2009		03/15/2007		05/15/2007

Gross Monthly Payment Rate		18.36%		18.36%		18.36%
Delinquency Rate:	30 to 59 days	1.33%		1.33%		1.33%
	60 to 89 days	0.88%		0.88%		0.88%
	90 + days	1.83%		1.83%		1.83%

Excess Spread Analysis

	Series	COMT 2002-1	COMT 2002-2	COMT 2002-4
	Portfolio Yield	20.22%	20.22%	20.22%
	Weighted Average Coupon	3.85%	3.79%	4.88%
	Servicing Fee Percentage	2.00%	2.00%	2.00%
	Net Loss Rate	3.41%	3.41%	3.41%

Excess Spread Percentage:	August-05	10.96%	11.02%	9.93%
	Jul-05	10.23%	10.30%	9.05%
	Jun-05	9.60%	9.66%	8.36%
	3-Month Average Excess Spread	10.26%	10.33%	9.11%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.